EXHIBIT 99.1

February 18, 2008

Mr. Scott Thompson
Forster Drilling Corporation
2425 Fountainview Drive, Suite 305
Houston, Texas 77057

Dear Scott:

I resign, effective February 19, 2008, as a director of Forster Drilling Corporation. Please initiate the necessary paperwork for the filing with the SEC. I have no disagreements with the company.

Very Truly Yours,

/s/ Bud Najvar

Bud Najvar